Analex Corporation LOGO                      NEWS RELEASE
5904 Richmond Highway
Suite 300
Alexandria, Virginia 22303
Tel:  (703) 329-9400
Fax: (703) 329-8187
www.analex.com                     Release:  IMMEDIATE
                              For:      ANALEX CORPORATION
                                        (Symbol: NLX)
Contact:  Amber Gordon
          (703) 329-9400


             ANALEX APPOINTS WAYNE GRUBBS AS NEW CFO
Alexandria, VA, September 1, 2005 - Analex Corporation (Amex:
NLX), a leading provider of mission-critical professional services to federal government clients, today announced the appointment of C. Wayne Grubbs as Senior Vice President, Chief Financial Officer and Treasurer, effective immediately. In addition to his role as Analex's top financial executive, Mr. Grubbs will also play a key role in evaluating, executing and integrating acquisitions. Mr. Grubbs will report to Sterling Phillips, Analex Chairman and Chief Executive Officer.

     "Wayne is a world class addition to our senior management team. In addition to a successful career in finance with one of the leading firms in our industry, Wayne brings to Analex a strong background in financing and executing acquisitions in a public company environment," said Mr. Phillips. "We are delighted that he is joining Analex at this important point in the company's growth."

     Mr. Grubbs has broad senior level financial management experience in addition to a background in public accounting. For the past seven years, he served as Vice President, Corporate Controller, Treasurer and Assistant Corporate Secretary with SRA International, Inc. (NYSE: SRX). At SRA, Mr. Grubbs was responsible for managing and developing the finance and accounting organization to position the company for growth. He was part of the financial team that managed SRA's growth from $200 million to an annual run rate of almost $1 billion. His activities also included leading key aspects of SRA's initial and follow-on public offerings, directing due diligence and integration of acquired companies, SEC reporting, and oversight
of certain Sarbanes-Oxley compliance activities.   Prior to SRA,
he was a manager in the government contract consulting and audit practice of Arthur Andersen LLP, where he worked extensively with major government contractors in the application of generally accepted accounting principles, Federal Acquisition Regulations, and Cost Accounting Standards. Mr. Grubbs graduated from the McIntire School of Commerce at the University of Virginia and is a licensed CPA.

     Mr. Grubbs commented, "Analex is poised to significantly expand its market presence and capture new growth opportunities.
I'm excited about providing solid financial leadership for growing the company to the next level."

About Analex
Analex (www.analex.com) specializes in providing intelligence, systems engineering and security services in support of our nation's security. Analex focuses on developing innovative technical approaches for the intelligence community, analyzing and supporting defense systems, designing, developing and testing aerospace systems and providing a full range of security support services to the U.S. government. The Company's stock trades on the American Stock Exchange under the symbol NLX. Analex investor relations can be reached at amber.gordon@analex.com or 703-329-9400 x311.

PLEASE NOTE: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as "anticipate," "expect," "could," "intend," "may" and other words of a similar nature. There are certain important factors and risks that could cause results to differ materially from those anticipated by the statements contained herein. Such factors and risks include business conditions and growth in the government contracting arenas and in the economy in general. Competitive factors include the pressures toward consolidation of small government contracts into larger contracts awarded to major, multi-national corporations; and the Company's ability to continue to recruit and retain highly skilled technical, managerial and sales/marketing personnel. Other risks may be detailed from time to time in the Company's filings with the Securities and Exchange Commission. Analex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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